Electronic Articles of Incorporation For

P12000006912
FILED
January 20, 2012
Sec. Of State
jshivers

CARIBBEAN PACIFIC MARKETING, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

CARIBBEAN PACIFIC MARKETING, INC.

Article II

The principal place of business address:

2295 CORPORATE BLVD. NW
SUITE 131
BOCA RATON, FL. US 33431

The mailing address of the corporation is:

2295 CORPORATE BLVD. NW
SUITE 131
BOCA RATON, FL. US 33431

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

250,000,000 COMMON SHARES $.001 PAR

Article V

The name and Florida street address of the registered agent is:

THOMAS HAGAN
2295 CORPORATE BLVD. NW
SUITE 131
BOCA RATON, FL. 33431

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: THOMAS HAGAN

P12000006912
FILED
January 20, 2012
Sec. Of State
jshivers

Article VI

The name and address of the incorporator is:

THOMAS HAGAN
2295 CORPORATE BLVD. NW
SUITE 131
BOCA RATON, FL 33431

Electronic Signature of Incorporator: THOMAS HAGAN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES
THOMAS HAGAN
2295 CORPORATE BLVD NW, SUITE 131
BOCA RATON, FL. 33431

Title: SEC
SHANNON P REILLY
14404 NORTH ROAD
LOXAHATCHEE, FL. 33470